UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 26, 2014 (June 25, 2014)

Date of Report (Date of earliest event reported)

Protective Life Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11339	95-2492236
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry Into a Material Definitive Agreement.

On June 25, 2014, Golden Gate III Vermont Captive Insurance Company (“GG III”), a wholly-owned subsidiary of Protective Life Insurance Company (“PLICO”), which is the principal operating subsidiary of Protective Life Corporation (the “Company”), entered into a Third Amended and Restated Reimbursement Agreement (the “Third Amended and Restated Reimbursement Agreement”) with UBS AG, Stamford Branch (“UBS”), as issuing lender, which amended and restated the Second Amended and Restated Reimbursement Agreement, dated as of August 7, 2013, between GG III and UBS (the “Second Amended and Restated Reimbursement Agreement”), which amended and restated the First Amended and Restated Reimbursement Agreement, dated as of November 21, 2011, between GG III and UBS (the “First Amended and Restated Reimbursement Agreement”), which replaced the original Reimbursement Agreement, dated as of April 23, 2010, between GG III and UBS.  Under the Third Amended and Restated Reimbursement Agreement, a new letter of credit (the “LOC”) in an initial amount of $915 million will, subject to the satisfaction of certain conditions, be issued by UBS on June 30, 2014 in replacement of the existing letter of credit issued under the Second Amended and Restated Reimbursement Agreement.  The term of the LOC will be extended from October 1, 2023 to April 1, 2025, subject to certain conditions being satisfied including scheduled capital contributions being made to GG III by one of its affiliates.  The maximum stated amount of the LOC will be increased from $720 million to $935 million in 2015, if certain conditions are met.  The LOC will be held in trust for the benefit of the Company’s indirect wholly-owned subsidiary, West Coast Life Insurance Company (“WCL”), and will support certain obligations of GG III to WCL for a portion of the reserves relating to certain level premium term life insurance policies reinsured by GG III under an indemnity reinsurance agreement originally effective April 1, 2010, as amended and restated on November 21, 2011, as further amended and restated on August 7, 2013 to include an additional block of policies, and as further amended and restated effective as of June 30, 2014 to include an additional block of policies.  The Third Amended and Restated Reimbursement Agreement continues to be “non-recourse” to WCL, PLICO and the Company, meaning that none of these companies are liable to reimburse UBS for any drawn amounts or interest thereon.  Pursuant to the terms of an amended and restated letter agreement with UBS, the Company has continued its agreement to guarantee the payment of fees to UBS.  The estimated average annual expense of the LOC issued by UBS pursuant to the Third Amended and Restated Reimbursement Agreement under generally accepted accounting principles is approximately $9.6 million, after-tax.

The above description of the Third Amended and Restated Reimbursement Agreement does not purport to be complete and is qualified in its entirety by reference to the Third Amended and Restated Reimbursement Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2014.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROTECTIVE LIFE CORPORATION
(Registrant)

/s/Steven G. Walker
Steven G. Walker
Senior Vice President, Controller and Chief Accounting Officer

Dated: June 26, 2014